SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 20, 1998                RULE 424(b)(5)
(TO PROSPECTUS DATED FEBRUARY 20, 1998)                FILE NO. 333-37539






                                  CWABS, INC.
                                   Depositor



                                  COUNTRYWIDE
                               HOME LOANS, INC.
                          Sponsor and Master Servicer



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        REVOLVING HOME EQUITY ASSET BACKED CERTIFICATES, SERIES 1998-A


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     The accompanying prospectus supplement and the prospectus, together with this supplement, are to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.







DECEMBER 14, 1998